Exhibit 5.1

[Derrick & Briggs LLP Letterhead]

September 19, 2016

AMREP Corporation
300 Alexander Park, Suite 204,
Princeton, New Jersey 08540

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to AMREP Corporation, an Oklahoma corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), to register 500,000 shares (the “Shares”) of the Company’s common stock, par value $.10 per share, that may be issued under the AMREP Corporation 2016 Equity Compensation Plan (the “Plan”).

We have investigated those questions of law and have examined originals, or certified or photostatic copies of such statutes, records, regulations, certificates of the officers of the Company and of public officials, and such other information that we have deemed necessary or appropriate to render this opinion.

In our examination, we assumed: (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies, (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments and certificates we have reviewed, and (d) the legal right, power and authority of the parties to such documents to enter into, execute, deliver and perform their respective obligations. Our opinion is limited to Oklahoma law.

Based upon the foregoing and subject to the qualifications set forth in this letter, we are of the opinion that the Shares, when issued and sold in the manner provided in the Plan, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of “experts” whose consent is required under Section 7 of the Securities Act or the applicable rules and regulations of the Commission.

Very truly yours,

Derrick & Briggs, LLP

/s/ Derrick & Briggs, LLP